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                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          PROMEDCO MANAGEMENT COMPANY



                         Pursuant to Section 245 of the
                General Corporation Law of the State of Delaware


         ProMedCo Management Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is ProMedCo Management Company. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 8, 1996.

         2. This Restated Certificate of Incorporation of the Corporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation and was duly authorized by the stockholders of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         3. The capital of the Corporation will not be reduced under, or by reason of, the amendments set forth herein to the Certificate of Incorporation of the Corporation.

         4. The text of the Certificate of Incorporation of the Corporation is hereby restated and further amended to read in its entirety as follows:


                                   ARTICLE I

         The name of the Corporation is ProMedCo Management Company.

                                   ARTICLE II

         The period of its duration is perpetual.
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                                  ARTICLE III

         The purpose for which the Corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Delaware General Corporation Law.

                                   ARTICLE IV

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 70,000,000, of which (a) 20,000,000 shares, par value $0.01 per share, are to be designated "Preferred Stock" (the "Preferred Stock") and (b) 50,000,000 shares, par value $0.01 per share, are to be of a class designated "Common Stock" (the "Common Stock").

         The designations, powers, preferences and rights and the qualifications, limitations or restrictions of the Preferred Stock and the Common Stock are as follows:

A.       PREFERRED STOCK

         The Board of Directors is authorized and empowered to designate the rights, preferences and restrictions of shares of Preferred Stock from time to time in accordance with the following:

         (1) The Board of Directors is hereby authorized to issue the Preferred Stock from time to time in one or more series, which Preferred Stock shall be preferred to the Common Stock as to dividends and distribution of assets of the corporation on dissolution, as hereinafter provided, and shall have such distinctive designations as may be stated in the Certificate of Designation providing for the issue of such stock adopted by the Board of Directors pursuant to
         Section 151(g) of the Delaware General Corporation Law. In such Certificate of Designation providing for the issue of shares of each particular series, the Board of Directors is hereby expressly authorized and empowered to fix the number of shares constituting such series and to fix the relative rights and preferences of the shares of the series so established to the full extent allowable by law except as otherwise provided herein and except insofar as such rights and preferences are fixed herein. Such authorization in the Board of Directors shall expressly include the authority to fix and determine the relative rights and preferences of such shares in the following respects:

         (a)     The rate of dividend;

         (b) Whether shares can be redeemed or called and, if so, the redemption or call price and terms and conditions of redemption or call;

         (c) The amount payable upon shares in the event of voluntary and involuntary liquidation;
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         (d)     The purchase, retirement or sinking fund provisions, if any, for the call, redemption or purchase of shares;

         (e) The terms and conditions, if any, on which shares may be converted into Common Stock or any other securities;

         (f) Whether or not shares have voting rights, and the extent of such voting rights, if any, including the number of votes per share; and

         (g) Whether or not shares shall be cumulative, non-cumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

         All shares of the Preferred Stock shall be of equal rank and shall be identical, except in respect to the particulars that may be fixed by the Board of Directors as hereinabove provided in this Article IV and which may vary among the series.

         (2) The holders of Preferred Stock are entitled to receive, when and as declared by the Board of Directors, but only from funds legally available for the payment of dividends, cash dividends at the annual rate for each particular series as theretofore fixed and determined by the Board of Directors as hereinabove authorized, and no more; such dividends to be payable before any dividend on Common Stock shall be paid or set apart for payment.

         (3) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount in cash for each share equal to the amount fixed and determined by the Board of Directors in any Certificate of Designation providing for the issue of any particular series of Preferred Stock, plus an amount equal to any dividends payable to such holder which are then unpaid, either under the provisions of the Certificate of Designation adopted by the Board of Directors providing for the issue of such series of Preferred Stock or by declaration of the Board of Directors, on each such share up to the date fixed for distribution, and no more, before any distribution shall be made to the holders of Common Stock. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation unless otherwise stated by the Board of Directors with respect to such series.

         B.      COMMON STOCK

         (1) Whenever dividends upon the Preferred Stock at the time outstanding shall have been paid in full for all past dividend periods or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor.
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         (2)     In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:
         (a) if any Preferred Stock is then outstanding and if payment has been made to the holders of the such Preferred Stock of the full amount to which they shall be entitled then the holders of the Common Stock shall be entitled to share in all remaining assets of the Corporation available for distribution to its stockholders on a share for share basis.

         (3) Each holder of Common Stock shall be entitled to vote on all matters and shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation.


                                   ARTICLE V

         Except as provided elsewhere in this Certificate of Incorporation, the preemptive right of any shareholder of the corporation to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation, is hereby denied; provided, however, that nothing herein shall preclude the Corporation from granting preemptive rights by contract or agreement to any person, corporation or other entity.


                                   ARTICLE VI

         Cumulative voting by the shareholders of the Corporation at any election of directors of the Corporation is hereby prohibited.

                                  ARTICLE VII

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.


                                  ARTICLE VIII

         The street address of the Corporation's registered office is 1209 Orange Street, Wilmington, County of New Castle, Delaware, and the name of its initial registered agent at such address is The Corporation Trust Company.
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                                   ARTICLE IX

  1. Number.  The number of directors of the Corporation may be fixed by the
                                    Bylaws.

         2. Classes. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire board permits, with the term of office in one class expiring each year. Directors of the first class shall be elected to hold office for a term expiring at the next annual meeting of shareholders, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring the third succeeding annual meeting.

         Notwithstanding the foregoing, and except as otherwise required by law or provided by the Certificate of Incorporation of this Corporation as then in effect, whenever the holders of any one or more class or series of stock other than the Common Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next annual meeting of shareholders. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

         3. Powers. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         (a)     To make, alter or repeal the Bylaws of the Corporation;

         (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

         (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

         (d) By a majority of the whole Board of Directors, to designate one or more committees, each committee to office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         4. Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected
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and qualified.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         5. Removal. Any director may be removed from office for cause by the affirmative vote of the holders of seventy-five percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

         6. Amendment or Repeal. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least seventy-five percent of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal Sections 2, 4, 5 or 6 of this Article IX.

                                   ARTICLE X

         1. Location of Meetings; Books and Records; Use of Ballots in the Elections of Directors. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         2. Actions by Shareholders; Special Meetings; Amendment. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least seventy-five percent of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Section 2 of this Article X.


                                   ARTICLE XI

         To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director.
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                                  ARTICLE XII

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys' fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article. The right to indemnification under this Article shall be a contract right and shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                                  ARTICLE XIII

         1. Business Combinations. The provisions of this Article XIII shall apply to any of the following transactions (hereinafter referred to as "Business Combinations"):

                 (a) any merger or consolidation of the Corporation with or into any other corporation, person, or other entity which is the beneficial owner, directly or indirectly, of ten percent or more of the outstanding Voting Securities (as hereinafter defined) of the Corporation;

                 (b) any sale, lease, exchange, pledge, transfer, or other disposition (in one transaction or in a series of transactions) of all or substantially all of the assets of the Corporation to any other corporation, person or other entity which is the beneficial owner, directly or indirectly, of ten percent or more of the outstanding Voting Securities of the Corporation;

                 (c) any sale, lease, exchange, or other disposition (in one transaction or a series of related transactions) to the Corporation or any subsidiary of the Corporation of any assets in exchange for Voting Securities (or securities convertible into or exchangeable for Voting Securities) of the Corporation or any subsidiary of the Corporation by any other corporation, person, or entity which is the beneficial owner, directly or indirectly, of ten percent or more of the outstanding Voting Securities of the Corporation, if the
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                          effect of such transaction is to increase by more
                          than ten percent the total number of Voting
                          Securities held by such entity; or

                 (d) any reclassification of securities (including any reverse stock split), recapitalization, or other transaction of the Corporation which has the effect, directly or indirectly, of decreasing the number of holders of the Corporation's Voting Securities remaining after any other corporation, person, or entity has become the beneficial owner, directly or indirectly, of ten percent or more of the outstanding Voting Securities of the Corporation.

         A corporation, person or other entity which is the beneficial owner, directly or indirectly, of ten percent or more of the Corporation's outstanding Voting Securities (taken together as a single class) is herein referred to as the "Acquiring Entity."

         2. Board Action. If the Board of Directors unanimously approves a Business Combination with seventy-five percent of the members of the entire Board of Directors voting in favor of such Business Combination, then regular rules governing said Business Combination shall apply, and the provisions of this Article XIII hereinafter set forth shall be disregarded.

         3. Vote Required. Notwithstanding the provisions of Section 216 of the General Corporation Laws of the State of Delaware, and any other provisions of this Certificate of Incorporation or the Bylaws, the affirmative vote of seventy-five percent of the voting power of the issued and outstanding capital stock of the Corporation present, in person, or by proxy at such meeting, excluding all Voting Securities owned beneficially, directly or indirectly, by the Acquiring Entity, shall be required for approval of any such Business Combination.

         4. Voting Securities. The term "Voting Securities" shall mean the voting power represented by all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, and each reference to a proportion of shares of Voting Securities shall refer to the voting power represented by shares having such proportion to the voting power of shares entitled to be cast.

         5. Beneficial Ownership. For the purposes of this Article XIII, any corporation, person, or entity will be deemed to be the beneficial owner of any Voting Securities of the Corporation:

         (a)      which it owns directly, whether or not of record, or

                 (b) which it has the right to acquire pursuant to any agreement or arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants, or options or otherwise, or

                 (c) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of Section 5(b) above), by an
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                          "affiliate" or "associate" as those terms are defined
                          in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on June 1, 1990, or

                 (d) which are beneficially owned, directly or indirectly (including shares deemed owned through application of Section 5(b) above), by any other corporation, person, or entity with which it or any of its "affiliates" or "associates" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on June 1, 1990) has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Voting Securities of the Corporation.

         For the purposes only of determining whether a corporation, person, or other entity owns beneficially, directly or indirectly, ten percent or more of the outstanding Voting Securities of the Corporation, the outstanding Voting Securities of the Corporation will be deemed to include any Voting Securities that may be issuable pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, exchange rights, warrants, options, or otherwise which are deemed to be beneficially owned by such corporation, person, or other entity pursuant to the foregoing provisions of this Section 5.

         6. Exemptions. The provisions of this Article XIII shall not apply to a Business Combination which (i) does not change any Voting Security holder's percentage ownership of Voting Securities in any successor to the Corporation from the percentage of Voting Securities beneficially owned by such holder in the Corporation, (ii) provides for the provisions of this Article XIII, without any amendment, change, alteration, or deletion, to apply to any successor to the Corporation, and (iii) does not transfer all or substantially all of the Corporation's assets, other than to a wholly-owned subsidiary of the Corporation.

         7. Additional Voting Requirements. The affirmative vote required by this Article XIII will be in addition to the vote of the holders of any class or series of stock of the Corporation otherwise required by law or this Certificate of Incorporation, or a resolution providing for the issuance of a class or series of stock which has been adopted by the Board of Directors, or any agreement between the Corporation and any national securities exchange.

         8. Amendment. No amendment, alteration, change, or repeal of any provision of this Article XIII may be effected unless it is approved at a meeting of the Corporation's stockholders called for that purpose. Notwithstanding any other provision of this Certificate of Incorporation, there shall be required to amend, alter, change or repeal, directly or indirectly, any provision of this Article XIII the affirmative vote of seventy-five percent of the voting power of the issued and outstanding capital stock of the Corporation present, in person or by proxy, at such meeting, excluding all Voting Securities owned beneficially, directly or indirectly, by any Acquiring Entity.
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                                  ARTICLE XIV

         The election of directors need not be by written ballot.


                                   ARTICLE XV

         The Board of Directors shall have power to adopt, amend and repeal the Bylaws of the Corporation. Any Bylaws adopted by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, provisions of the Bylaws of the Corporation regulating the number, qualification and election of directors, newly created directorships and vacancies, removal of directors and election of directors shall not be amended or repealed and no provision inconsistent with provisions regulating such matters in the then existing Bylaws shall be adopted without the affirmative vote of the holders of at least seventy-five percent of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least seventy-five percent of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article XV.


                                  ARTICLE XVI

         This Certificate of Incorporation may be amended from time to time as provided in the Delaware General Corporation Law, as amended from time to time.

         IN WITNESS WHEREOF, ProMedCo Management Company has caused this certificate to be signed by _____________, its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is the act and deed of the Corporation, this ____ day of _________, 199_.

                                        PROMEDCO MANAGEMENT COMPANY


                                        By:
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                                        Name:
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                                        Title:
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